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                                     EXHIBIT


                   AGREEMENT FOR JOINT FILING PURSUANT TO RULE
                  13d-1(k)(1) UNDER THE SECURITIES ACT OF 1934


         Pursuant to Rule 13d-1(k)(1) under the Securities Act of 1934, the undersigned, by their signature affixed hereto, do hereby agree in writing that this Schedule 13G be and is filed on behalf of each of them. The undersigned further recognize that each of them is responsible for the timely filing of this
Schedule 13G and any amendments thereto, and for the completeness and accuracy of any information concerning them contained herein.

         Dated August 30, 2000.




                                   VC ADVANTAGE LIMITED PARTNERSHIP
                                   By VC Advantage Limited, General Partner,


                                   By /s/ Mark E. Valentine
                                      ---------------------------------------
                                         Mark E. Valentine, President


                                   THOMSON KERNAGHAN & CO. LIMITED


                                   By /s/ Mark E. Valentine
                                      ---------------------------------------
                                         Mark E. Valentine, Chairman

                                   CALP II LIMITED PARTNERSHIP
                                   By VMH Investment Management Ltd.


                                   By /s/ Mark E. Valentine
                                      ---------------------------------------
                                         Mark E. Valentine, President